 CUSIP No. 14743R103                  13-G                   Page 7  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                 DECEMBER 10, 1999
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               MORGAN STANLEY DEAN WITTER & CO. and MILLER  ANDERSON & SHERRERD,

               LLP hereby agree that, unless  differentiated,  this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol/ Principal Morgan Stanley & Co. Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).